UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 10, 2019

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-14893	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Woodbury, New York – January 10, 2019 – Research Frontiers SPD-SmartGlass technology is used worldwide to improve the passenger experience onboard cars, aircraft, trains, and marine vessels. This week’s UMA Expo (United Motorcoach Association) in Ft. Lauderdale is the stage for the development of SPD-SmartGlass in another transportation segment – the motorcoach / luxury bus sector. SPD-SmartGlass instantly controls and manages both beneficial and undesirable outside elements entering motorcoaches through passenger windows, skylights and windshields – providing an unprecedented level of comfort and enjoyment for passengers.

Research Frontiers licensee Vision Systems noted in their UMA press release: “Vision Systems will exhibit an electronically dimmable solution to present the different possible applications in the coach market. Directly integrated into the glazing, these systems allow the passengers to instantly change the opacity of their window from clear to dark in order to regulate daylight, glare and heat entering in, while preserving the view or offering privacy. They enhance visual, thermal and acoustic comfort, for a greater wellness atmosphere.”

Vision Systems’ electronically dimmable windows and windshields, using Research Frontiers SPD-SmartGlass technology, improving the passenger experience onboard motorcoaches.

SPD-SmartGlass electronically dimmable windows (EDWs) dramatically improve the passenger experience, by instantly and precisely managing the optimal amount of healthy daylight for passenger comfort and well-being, and rejecting uncomfortable amount of heat and noise. Also, a critical feature of the motorcoach passenger experience is experiencing the magnificent views. With windows using traditional shades, passenger views are blocked at all times that sunlight, glare or heat need to be controlled. SPD-SmartGlass is the only solution that enables passengers to “tune” the window’s tint to a level that allows them to continue enjoying views yet remain comfortable, even in direct sun conditions.

Most motorcoach windows use heavily tinted windows to manage excessive light, glare or heat. While this reduces somewhat the time the shade has to be down, it remains ineffective for many conditions. Also, it limits passengers’ experience of views during dusk, nighttime and dawn hours. This is due to the fact that when outside light levels are low, a heavily tinted window blocks or degrades elements of the scene outside. During these hours, the high optical clarity of SPD-SmartGlass in the “clear” state eliminates this problem.

Features of Vision Systems’ SPD-SmartGlass EDWs for motorcoaches include:

●	Different zones of an EDW can be independently controlled.
●	All EDWs can be controlled centrally with a master control, or automatically with light sensors.
●	The level of noise in the motorcoach is reduced.
●	The EDWs automatically turn to the darkest state when the motorcoach engine is off, keeping the interior cooler and offering lower air-conditioning consumption and greater energy savings.
●	An ergonomic SPD-Smart dimmable motorcoach sun visor increases safety.
●	The electronics are integrated into the EDW, which facilitates OEM and aftermarket installations.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The Research Frontiers press release is also available on the Company’s website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute “forward-looking” statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as “believe”, “estimate”, “project”, “intend”, “expect”, or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management’s current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition and several business factors. Additional information regarding these and other factors may be included in the Company’s quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated January 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: January 10, 2019